UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-9922

(Commission File Number)

04-2608713

(IRS Employer Identification No.)

3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070

(Address of principal executive offices and Zip Code)

(86)-21-6353-0012

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Background

We are a financial holding company whose business is an international merchant banking company.

Our merchant banking activities include proprietary investing of our own capital in enterprises to realize long-term or trading gains. Our first proprietary investment involves the development of a wind energy project in China, the Twin Dragons Wind Farm, which is a 160-megawatt project in the Hebei Province in China.

The Acquired Companies

On June 30, 2005, we, acting through our subsidiary Cathay Merchant Group Limited, acquired all of the shares of AWP Aluminium Walzprodukte GmbH and Aluminiumfolie Merseburg GmbH for an aggregate purchase price of Euro 15,300,000. AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg are incorporated under the laws of Germany.

AWP Aluminium Walzprodukte is based in Germany, and operates an aluminium rolling mill through its wholly-owned subsidiary MAW Mansfelder Aluminiumwerke GmbH. Its products include aluminium blanks and aluminium sheets for the construction and auto parts industries, and tolls for third parties. Its principal market is Europe.

Aluminiumfolie Merseburg is based in Merseburg, Germany, and also operates an aluminium rolling mill. It produces aluminium foil for flexible packaging, pharmaceutical and technical applications. Aluminiumfolie Merseburg’s principal market is also Europe.

We expect that AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg will serve as a trading platform for Chinese companies involved in the export of aluminium products to Europe.

Total combined production from the two mills during the last calendar year ended December 31, 2005 was 32,000 metric tonnes of finished products. Projected combined sales from these mills for the calendar year 2005, exclusive of trading revenues, are estimated at Euro 63 million with estimated earnings before interest and taxes of Euro 2.5 million.

Estimated earnings before interest and taxes (“Estimated EBIT”) is computed by adding the estimated interest charge and income tax to the estimated net income. Management uses projected combined sales and Estimated EBIT as a measurement of its own operating results. Management considers them to be a meaningful supplement to net income as a performance measure primarily because taxes and interest varies widely from company to company.

Estimated EBIT do not reflect the impact of a number of items that affect net income, including financing costs. Estimated EBIT are not a measure of financial performance under United States generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Projected combined sales and Estimated EBIT have significant limitations as an analytical tool, and should not be considered in isolation, or as a analysis of our results as reported under GAAP.

Share Purchase Agreement Between Blake International Limited and Cathay Merchant Group Limited

We acquired all of the outstanding shares of AWP Aluminium Walzprodukte pursuant to a Share Purchase Agreement between Blake International Limited and our subsidiary Cathay Merchant Group Limited, dated June 30, 2005, for a purchase price of Euro 8,280,000. Euro 4,000,000 was paid in cash at closing and the balance of the purchase price is evidenced by an unsecured promissory note in the principal amount of Euro 4,280,000, maturing on June 30, 2008. The note bears interest at the rate of 4.2% per annum, payable annually, and calculated on the basis of the actual number of days elapsed and on the basis of a 365-day year. The note has issued by our subsidiary Cathay Merchant Group Limited and is guaranteed by us.

The purchase price is subject to adjustment based on a valuation of AWP Aluminium Walzprodukte to be conducted within 26 days of the closing date by KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft KPMG or any comparable accounting firm.

Blake International is a wholly-owned subisidiary of MFC Bancorp Ltd. which directly and indirectly owns 5,224,144, or 27.8%, of our issued and outstanding shares of common stock. This number consists of 680,000 shares, or 3.6%, held directly by MFC Bancorp, 806,100 shares, or 4.3%, held by MFC Merchant Bank S.A., a bank organized under the laws of Switzerland and a wholly-owned subsidiary of MFC Bancorp, and 3,738,044 shares, or

19.9%, held by Sutton Park International Limited, a corporation organized under the laws of Barbados and a wholly-owned subsidiary of MFC Bancorp.

MFC Merchant Bank also has rights to acquire additional shares of our common stock under a credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank. As part of MFC Merchant Bank’s compensation for services to be performed by it under the credit facility agreement, MFC Merchant Bank may at any time and from time to time during the term of the agreement, convert the balance of the credit facility or any portion thereof into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our company to be exchanged for the balance, or portion thereof, of the credit facility is: (amount of credit facility to be converted) divided by (the applicable ten day average of the closing price of the stock of the company). In August 2004, MFC Merchant Bank converted $1,575,000 of the principal that we have drawn under the credit facility into 3,150,000 shares of our common stock at the exercise price of $0.50 per share. As of June 30, 2005, we have an unused portion of a credit facility of $18,425,000.

Share Purchase Agreement Between Universal Metals Limited and Cathay Merchant Group Limited

We acquired all of the outstanding shares of Auminiumfolie Merseburg pursuant to a Share Purchase Agreement between Universal Metals Limited and our subsidiary Cathay Merchant Group Limited, dated June 30, 2005, for a purchase price of Euro 7,020,000. Euro 4,000,000 was paid in cash at closing and the balance of the purchase price is evidenced by an unsecured promissory note in the principal amount of Euro 3,020,000, maturing on June 30, 2008. The note bears interest at the rate of 4.2% per annum, payable annually, and calculated on the basis of the actual number of days elapsed and on the basis of a 365-day year. The note has issued by our subsidiary Cathay Merchant Group Limited and is guaranteed by us.

The purchase price is subject to adjustment based on a valuation of Aluminiumfolie Merseburg to be conducted within 26 days of the closing date by KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft KPMG or any comparable accounting firm.

Note Regarding Forward Looking Statements

Certain statements contained in this current report do not relate strictly to historical or current facts. As such, they are considered “forward-looking statements” that provide current expectations or forecasts of future events. When used in this current report, the words “anticipate,” “believe,” “estimate,” “expect,” “intends” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These include statements relating to, among other things: (a) our expectation that AWP Aluminium Walzprodukte and Aluminiumfolie Merseburg will serve as a trading platform for Chinese companies involved in the export of aluminium products to Europe; and (b) the projected combined sales from the acquired aluminium rolling mills for the calendar year 2005 and the estimated earnings from the mills before interest and taxes. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current information and judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”. Important factors that could cause the actual results of operations or financial condition of our company to differ include, but are not necessarily limited to, the risks and uncertainties discussed in our company’s most recent annual report on Form 10-KSB and other documents filed by our company with the Securities and Exchange Commission. In addition, our estimate of sales and earnings from the two aluminum rolling mills is subject to continued demand for the finished goods at expected levels, and to an uninterrupted supply of aluminum stock at current prices, neither of which can be assured. Revenues may be significantly affected by changes in prices for aluminum. The prices for this commodity can fluctuate widely as a result of various factors beyond our control such as supply and demand, exchange rates, inflation, changes in global economics, and political, social and other factors. Our ability, therefore, to maintain or develop revenues or realize upon our proprietary investments may be adversely affected by a sustained material reduction in the price of aluminium.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Businesses Acquired

It is not practicable to provide financial statements of the acquired company prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this current report on Form 8-K as soon as practicable, but not later than August 16, 2005 (71 days after this current report on Form 8-K must be filed).

Pro Forma Financial Information

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 16, 2005 (71 days after this current report on Form 8-K must be filed).

Exhibits

10.	Material Contracts

10.1          Share Purchase Agreement Between Blake International Limited and Cathay Merchant Group Limited dated June 30, 2005

10.2	Promissory Note dated June 30, 2005 payable to Blake International Limited

10.3          Share Purchase Agreement Between Universal Metals Limited and Cathay Merchant Group Limited dated June 30, 2005

10.4	Promissory Note dated June 30, 2005 payable to Universal Metals Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP INC.

/s/ Michael Smith

Michael Smith, President

Date: June 30, 2005